 Filed pursuant to Rule 424(b)(5)

Registration No. 333-222092

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus, dated December 27, 2017)

8,000,000 Shares

Common Stock

We are offering 8,000,000 shares of our common stock at a price of $0.75 per share. Our common stock is listed on the NYSE American under the symbol “NAVB.” On June 12, 2019, the last reported sale price of our common stock as reported on the NYSE American was $1.01 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and page 7 of the accompanying prospectus, as well as under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.7500	$6,000,000
Underwriting discounts and commissions (1) (2)	$0.05625	$225,000
Proceeds, before expenses, to us (2)	$0.69375	$5,775,000

(1)

In addition, we have agreed to reimburse the underwriter for certain offering-related expenses, including a management fee equal to 1.0% of the gross proceeds raised in this offering, and to issue the underwriter or its designees warrants to purchase a number of shares of common stock equal to 7.5% of the shares of common stock sold in this offering. See “Underwriting” for more information.

(2)	Of the 8 million shares sold, 4 million shares were purchased by the underwriter at $0.75 per share and placed with a principal investor in the Company.

The offering is being underwritten on a firm commitment basis. We have also granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional 1,200,000 shares of common stock at the public offering price less underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $292,500 and the total proceeds to us, before expenses, will be $6,607,500.

4,000,000 shares of common stock purchased by the underwriter will be placed with John Kim Scott, Jr., a principal investor in the Company, who agreed to purchase such shares at a purchase price of $0.75 per share.

The underwriter expects to deliver the shares of common stock on or about June 18, 2019.

As of April 18, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was $36,065,302 based on 10,059,406 shares of our common stock outstanding on June 12, 2019, of which 10,018,139 shares were held by non-affiliates, and a price of $3.60 per share, the closing price of our common stock on April 18, 2019. During the 12 calendar months prior to the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 13, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-i
Prospectus Supplement Summary	S-1
The Offering	S-2
Risk Factors	S-3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-4
Use of Proceeds	S-5
Information regarding the market for our common stock	S-6
Dividend Policy	S-6
CAPITALIZATION	S-7
DILUTION	S-8
UNDERWRITING	S-9
Legal Matters	S-15
Experts	S-15
Where You Can Find More Information	S-15
Incorporation by Reference	S-15

PROSPECTUS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION BY REFERENCE	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.	6
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF PURCHASE CONTRACTS	18
DESCRIPTION OF RIGHTS	19
DESCRIPTION OF UNITS	20
TRANSFER AGENT AND REGISTRAR	21
ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS	21
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25
EXPENSES	25

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement (File No. 333-222092) that we initially filed with the U.S. Securities and Exchange Commission, or the Commission, on December 15, 2017, and that was declared effective by the Commission on December 27, 2017.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement, on the other hand. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Navidea,” the “Company,” “we,” “us,” “our,” or similar references refer to Navidea Biopharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

Navidea is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on our Manocept™ platform to enhance patient care by identifying the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and targeted treatment.

Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform.

On March 3, 2017, the Company completed the sale to Cardinal Health 414, LLC (“Cardinal Health 414”) of its assets used, held for use, or intended to be used in operating its business of developing, manufacturing and commercializing a product used for lymphatic mapping, lymph node biopsy, and the diagnosis of metastatic spread to lymph nodes for staging of cancer, including the Company’s radioactive diagnostic agent marketed under the Lymphoseek® trademark for current approved indications by the FDA and similar indications approved by the FDA in the future (the “Acquired Assets”), in Canada, Mexico and the United States. In exchange for the Acquired Assets, Cardinal Health 414 (i) made a cash payment to the Company at closing of approximately $80.6 million after adjustments based on inventory being transferred and an advance of $3.0 million of guaranteed earnout payments as part of the CRG settlement, (ii) assumed certain liabilities of the Company associated with the Product as specified in the Purchase Agreement, and (iii) agreed to make periodic earnout payments (to consist of contingent payments and milestone payments which, if paid, will be treated as additions to the purchase price) to the Company based on net sales derived from the purchased Product.

On April 2, 2018, the Company entered into an Amendment to the Asset Purchase Agreement. Pursuant to the Amendment, Cardinal Health 414 paid the Company approximately $6.0 million and agreed to pay the Company an amount equal to the unused portion of the letter of credit in favor of CRG (not to exceed approximately $7.1 million) promptly after the earlier of (i) the expiration of the letter of credit and (ii) the receipt by Cardinal Health 414 of evidence of the return and cancellation of the letter of credit. In exchange, the obligation of Cardinal Health 414 to make any further contingent payments has been eliminated. Cardinal Health 414 is still obligated to make the milestone payments in accordance with the terms of the earnout provisions of the Purchase Agreement. On April 9, 2018, CRG drew approximately $7.1 million on the letter of credit.

Other than Tc99m tilmanocept, which the Company has a license to distribute outside of Canada, Mexico and the United States, none of the Company’s drug product candidates have been approved for sale in any market.

Our business is focused on two primary types of drug products: (i) diagnostic substances, including Tc99m tilmanocept and other diagnostic applications of our Manocept platform and NAV4694, and (ii) therapeutic development programs, including therapeutic applications of our Manocept platform and all development programs undertaken by and our majority-owned subsidiary, Macrophage Therapeutics, Inc. See Note 15 to the consolidated financial statements included in our Quarterly Report on Form 10-Q, filed with the Commission on May 9, 2019, for more information about our business segments.

Corporate Information

We were originally incorporated in Ohio in 1983 and reincorporated in Delaware in 1988. Our principal executive offices are located at 4995 Bradenton Avenue, Suite 240, Dublin, Ohio 43017-3552. Our telephone number is (614) 793-7500. Our website address is www.navidea.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

THE OFFERING

Issuer	Navidea Biopharmaceuticals, Inc.

Common stock offered by us	8,000,000 shares of our common stock, par value $0.001 per share

Public offering price per share of common stock	$0.75 per share of common stock

Common stock outstanding immediately before this offering	10,059,406 shares

Common stock outstanding immediately after this offering	18,059,406 shares (19,259,406 shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares

We have granted the underwriter an option to purchase up to 1,200,000 additional shares of common stock at the public offering price per share, less underwriting discounts and commissions. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We plan to use the net proceeds of this offering to fund our research and development programs, including continuing to advance our Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page S-3 of this prospectus supplement and page 7 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NYSE American symbol for common stock	“NAVB.”

4,000,000 shares of common stock purchased by the underwriter will be placed with John Kim Scott, Jr., a principal investor in the Company, who agreed to purchase such shares at a purchase price of $0.75 per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 10,059,406 shares of our common stock outstanding as of June 12, 2019 (unless otherwise indicated), and excludes, as of such date:

●

817,874 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price ranging from $0.20 to $50.00 per share and having a weighted average exercise price of $22.98 per share.

●	247,508 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $3.00 to $73.20 and having a weighted average exercise price of $17.90 per share;

●	409,528 shares of common stock available for future issuance under our Amended and Restated 2014 Stock Incentive Plan;

●

690,000 additional shares of common stock issuable upon the exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering, assuming the underwriter's option to purchase additional shares of common stock is exercised in full, at an exercise price of $0.9375 per share; and

●	250,000 additional shares of common stock issuable to Navidea’s former President and Chief Executive Officer, Dr. Michael Goldberg, under an August 14, 2018 agreement, which is currently disputed and the subject of litigation between the Company and Dr. Goldberg.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock and no exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

Recent Developments

On June 12, 2019, Vice Chancellor Joseph Slights of the Court of Chancery of the State of Delaware issued an oral ruling granting the motion of Macrophage Therapeutics, Inc. (“Macrophage”), a subsidiary of Navidea to declare as void certain transactions putatively authorized by Macrophage’s former Chief Executive Officer, Dr. Michael Goldberg (“Dr. Goldberg”), pursuant to which Dr. Goldberg purported to transfer certain of Navidea’s intellectual property rights (which had been assigned to Macrophage) to a company controlled by Dr. Goldberg.

On February 20, 2019, upon learning of those purported transactions, Macrophage initiated a suit against Dr. Goldberg in the Court of Chancery of the State of Delaware, alleging, among other things, breach of fiduciary duty as a director and officer of Macrophage and conversion, and to obtain a declaratory judgment that the transactions Dr. Goldberg purportedly caused Macrophage to effect are void. The Court found that Dr. Goldberg’s actions were not authorized in compliance with the Delaware General Corporate Law. Specifically, the Court found that Dr. Goldberg’s creation of a new subsidiary of Macrophage and the purported assignment by Dr. Goldberg of Macrophage’s intellectual property to that subsidiary were void. The Court’s ruling follows the Court’s order on May 23, 2019 in the case, in which it found Dr. Goldberg in contempt of its prior order holding Dr. Goldberg responsible for the payment of Macrophage’s fees and costs to cure the damages caused by Dr. Goldberg’s contempt. Macrophage’s claims for breach of fiduciary duty and conversation against Dr. Goldberg remain pending.

As a result of the Court’s ruling and Navidea’s prior termination of the sub-license between itself and Macrophage, all of the intellectual property related to the Manocept platform is now directly controlled by Navidea.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering to fund our research and development programs, including continuing to advance Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses. We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate substantial dilution as a result of this offering and additional dilution in any future equity issuances.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders, including investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we will sell 8,000,000 shares of common stock (or 9,200,000 if the underwriter exercises its option to purchase additional shares in full), which represents approximately 44.3% of our outstanding common stock as of June 12, 2019 after giving effect to the sale of the shares of common stock. In addition, the underwriter will receive warrants to purchase up to 690,000 shares of common stock. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the NYSE American. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The investors in this offering may be diluted by exercises of outstanding options and warrants.

As of June 12, 2019, we had outstanding options to purchase an aggregate of approximately 247,508 shares of our common stock at a weighted average exercise price of $17.90 per share and warrants to purchase an aggregate of 817,874 shares of our common stock at a weighted average exercise price of $22.98 per share. In addition, we will be issuing to the underwriter warrants to purchase up to 690,000 shares of our common stock with an exercise price of $0.9375 per share. The exercise or conversion, as applicable, of such outstanding options and warrants, as well as the warrants issued in connection with this offering, may result in dilution of the value of our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this document which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, the ability to obtain, and timing of, regulatory approvals of the Company’s products, the timing and anticipated results of commercialization efforts, and anticipated markets for the Company’s products, are forward-looking statements within the meaning of the PSLRA. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, our history of operating losses and uncertainty of future profitability, accumulated deficit, future capital needs, the outcome of any pending litigation, uncertainty of capital funding, dependence on royalties and grant revenue, limited product line and distribution channels, competition, risks of development of new products, our ability to maintain effective control over financial reporting, our ability to comply with NYSE American continued listing standards, and other risks set forth in our Form 10-K under Item 1A, “Risk Factors” and beginning on page S-3 of this prospectus supplement. Navidea undertakes no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered in this offering will be approximately $5,374,800, or approximately $6,198,240 if the underwriter exercises in full its option to purchase additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering to fund our research and development programs, including continuing to advance Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions.

However, we have not allocated specific amounts of the net proceeds from this offering for any specific purposes and our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated;

●	the outcome of pending litigation; and

●	the availability of sources of cash.

Until we use the net proceeds of this offering, we intend to hold such funds in cash or invest the funds in short-term, investment grade, interest-bearing securities.

Information regarding the market for our common stock

Our common stock trades on the NYSE American under the symbol “NAVB.” The last reported sale price for our common stock on June 12, 2019, was $1.01 per share. As of March 31, 2019, we had approximately 590 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019:

●	on an actual basis; and

●

on an as adjusted basis to give effect to this offering, based on a public offering price of $0.75 per share of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See “The Offering” in this prospectus supplement for information relating to the expected number of shares of our common stock to be outstanding after this offering.

	Actual as of March 31, 2019	As Adjusted for this Offering
	(Unaudited)
Cash and cash equivalents	$1,470,442	$6,845,242
Total assets	4,959,760	10,334,560
Total liabilities	4,865,125	4,865,125

Stockholders’ (deficit) equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at March 31, 2019	—	—
Common stock; $.001 par value; 300,000,000 shares authorized; 10,052,322 shares issued and outstanding at March 31, 2019; 18,052,322 outstanding, as adjusted to give effect to this offering	201,048	209,048
Additional paid-in capital	338,377,004	343,743,804
Accumulated deficit	(339,151,954)	(339,151,954)
Accumulated other comprehensive gain	228	228
Total Navidea stockholders’ (deficit) equity	(573,674)	4,801,126
Noncontrolling interest	668,309	668,309
Total liabilities and stockholders’ (deficit) equity	$4,959,760	$10,334,560

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of March 31, 2019, our net tangible book value (deficit) was $ (693,883) or $ (0.07) per share of common stock. After giving effect to our issuance and sale of 8,000,000 shares of common stock in this offering at the offering price of $0.75 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value as of March 31, 2019 would have been $4,680,917, or $0.26 per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $0.33 per share and an immediate dilution to new investors purchasing securities in this offering of $0.49 per share.

The following table illustrates this per share dilution:

Public offering price per share		$0.75
Net tangible book value (deficit) per share of as March 31, 2019	$(0.07)
Increase in net tangible book value per share attributable to this offering	$0.33

As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering		$0.26

Dilution per share to new investors purchasing our common stock in this offering		$0.49

If the underwriter exercises in full its option to purchase an additional shares of common stock at the public offering price of $0.75 per share, less underwriting discounts and commissions, our as adjusted net tangible book value after this offering would be approximately $5,504,357, or $0.29 per share, representing an increase in net tangible book value of approximately $0.35 per share to existing shareholders and immediate dilution in net tangible book value of approximately $0.46 per share to investors purchasing our shares of common stock in this offering at the public offering price.

The above discussion and table are based on 10,059,406 shares of our common stock outstanding as of June 12, 2019 (unless otherwise indicated), and excludes, as of such date:

●

817,874 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price ranging from $0.20 to $50.00 per share and having a weighted average exercise price of $22.98 per share.

●	247,508 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $3.00 to $73.20 and having a weighted average exercise price of $17.90 per share;

●	409,528 shares of common stock available for future issuance under our Amended and Restated 2014 Stock Incentive Plan;

●

690,000 additional shares of common stock issuable upon the exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering, assuming the underwriter's option to purchase additional shares of common stock is exercised in full, at an exercise price of $0.9375 per share; and

●

250,000 additional shares of common stock issuable to Navidea’s former President and Chief Executive Officer, Dr. Michael Goldberg, under an August 14, 2018 agreement, which is currently disputed and the subject of litigation between the Company and Dr. Goldberg.

To the extent that outstanding options or warrants are exercised, the investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

H.C. Wainwright & Co., LLC is acting as the sole underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC	8,000,000
Total	8,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

The Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement a price of $0.69375 per share for 4,000,000 of the shares and $0.75 per share for the other 4,000,000 shares, which will be placed with John Kim Scott, Jr., a principal stockholder of the Company, who agreed to purchase such shares at a purchase price of $0.75 per share.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares and other conditions specified in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriter’s Discounts, Commissions and Expenses

We have been advised by the underwriter that the underwriter proposes to offer our shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers that are members of the Financial Industry Regulatory Authority, or FINRA. Any securities sold by the underwriter to such securities dealers will be sold at the public offering price less a selling concession not in excess of $0.03375 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus supplement and any other offering material in connection with the offer and sales of any of our shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus supplement are advised to inform themselves about and to observe any restrictions relating to this offering of our shares of common stock and the distribution of this prospectus supplement. This prospectus supplement is neither an offer to sell nor a solicitation of any offer to buy any of our shares of common stock included in this offering in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

The following table summarizes the per share underwriting discounts and commissions to the public offering price of our common stock offered pursuant to this prospectus supplement. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares of common stock.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Underwriting discounts and commissions (1)	$0.05625	$225,000	$292,500

(1) Of the 8 million shares sold, 4 million shares were purchased by the underwriter at $0.75 per share and placed with an existing investor in the Company.

We estimate that the total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $400,000. These expenses are payable by us. We have agreed to pay the underwriter a management fee equal to 1.0% of the gross proceeds raised in this offering and a non-accountable expense allowance of $50,000. We also have agreed to pay the underwriter up to an additional $100,000 for fees incurred in connection with this offering, including fees of underwriter’s counsel, and $10,000 for clearing expenses. These amounts are included in the estimate provided above. In accordance with FINRA Rule 5110, certain of these expense payments are deemed underwriting compensation for this offering.

After deducting the discounts and commissions due to the underwriter and our estimated offering expenses, we expect our net proceeds from this offering to be approximately $5,375,000.

Underwriter Warrants

In addition, we have agreed to issue to the underwriter warrants to purchase up to 690,000 shares of common stock, which represents 7.5% of the aggregate number of shares of common stock sold in this offering, assuming the underwriter's option to purchase additional shares of common stock is exercised in full, at an exercise price of $0.9375 per share (representing 125% of the public offering price per share). Neither the underwriter warrants nor the shares of common stock issuable upon exercise of the underwriter warrants are being registered hereby. The underwriter warrants will be exercisable immediately and for five years from the effective date of this offering. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal and Tail

We have also granted H.C. Wainwright & Co., LLC certain right of first refusal for a period of 12 months following the closing of this offering and we have also agreed to pay H.C. Wainwright & Co., LLC a tail fee during the 12-month period following expiration or termination of our engagement of the underwriter.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 1,200,000 shares of our common stock at a purchase price of $0.75 per share, less underwriting discounts and commissions. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase such number of additional shares as to which it has exercised its option.

No Sales of Similar Securities

We have agreed that we will not, during the period commencing on and including the date hereof and continuing through and including the 90th day following the date of this Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), without the prior written consent of the underwriter (which consent may be withheld in the underwriter’s sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any common stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any common stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any common stock or Related Securities; (iv) in any other way transfer or dispose of any common stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any common stock or Related Securities; (vii) file any registration statement under the Securities Act under applicable securities laws in respect of any common stock or Related Securities (other than the shares of common stock to be sold hereunder); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated hereby and (B) issue common stock or options to purchase common stock, or issue common stock upon exercise of options, pursuant to any existing options, share bonus or other share plan or arrangement, but only if the holders of such common stock or options agree in writing with the underwriter not to sell, offer, dispose of or otherwise transfer any such Common Stock or options during such Lock-up Period without the prior written consent of underwriter (which consent may be withheld in the underwriter’s sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common stock.

Our directors, executive officers and certain of our stockholders have entered into lock-up agreements with the underwriter pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of the underwriter: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any common stock or common stock equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any common stock or common stock equivalents owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Lock-up Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common stock or common stock equivalents or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions, including, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound to the 90-day restricted period for subsequent transfers, or (ii) to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, provided that the trustee of the trust agrees in writing to be bound to the 90-day restricted period for subsequent transfers, and provided further that any such transfer shall not involve a disposition for value.

H.C. Wainwright & Co., LLC may, in its sole discretion and at any time or from time to time before the termination of the applicable restricted period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the applicable restricted period.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Price Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

●

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the NYSE American, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

NYSE American Listing

Our common stock is listed on the NYSE American under the trading symbol “NAVB.”

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our common stock prior to the offering, among other things, and may be at a discount to the current market price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

 From time to time, the underwriter and its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase any of our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors, in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are qualified investors. Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611. Greenberg Traurig, LLP, Miami, Florida, is acting as counsel for the underwriter in connection with the shares of common stock offered hereby.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 have been so incorporated in reliance on such reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern as described in Note 2 to such financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at http://www.sec.gov.

We make available free of charge on or through our website at https://ir.navidea.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.navidea.com/sec-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (in each case excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 15, 2019;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 9, 2019;

●	Our Current Report on Form 8-K, filed with the Commission on March 25, 2019;

●	Our Current Report on Form 8-K, filed with the Commission on April 8, 2019;

●	Our Current Report on Form 8-K, filed with the Commission on April 19, 2019;

●	Our Current Report on Form 8-K, filed with the Commission on April 26, 2019;

●

The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Commission on February 8, 2011, as updated or amended in any amendment or report filed for such purpose.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). You may request a copy of these filings at no cost, by writing to or telephoning us at:

Navidea Biopharmaceuticals, Inc.

Attention: Jed A. Latkin

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017-3552

(614) 793-7500

You may also access the documents incorporated by reference in this prospectus supplement through our website at https://ir.navidea.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

 PROSPECTUS

Navidea Biopharmaceuticals, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

We may offer and sell, from time to time, in one or more offerings, up to $100,000,000 aggregate amount of any securities described in this prospectus, separately or together in any combination, in one or more classes or series, in amounts, at prices, and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to purchasers, or through agents on our behalf, or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is currently listed on the NYSE American LLC exchange (the “NYSE”) under the symbol “NAVB.” The last reported sale price of our common stock on December 13, 2017 was $0.43 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on the NYSE or any other securities exchange.

____________________

Investing in our securities involves a high degree of risk. Before investing in our securities, we recommend that you carefully read this entire prospectus, including the section entitled “Risk Factors” on page 7, any applicable supplements to this prospectus, and the documents we file with the U.S. Securities and Exchange Commission from time to time.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is December 27, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION BY REFERENCE	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.	6
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF PURCHASE CONTRACTS	18
DESCRIPTION OF RIGHTS	19
DESCRIPTION OF UNITS	20
TRANSFER AGENT AND REGISTRAR	21
ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS	21
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25
EXPENSES	25

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the securities described in this prospectus, alone or in combination, in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, nor any underwriters, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

In this prospectus, “we,” “us,” “our” and “Navidea” refer to Navidea Biopharmaceuticals, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement on Form S-3 with the SEC. This prospectus does not contain all of the information in the registration statement. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC (Commission File No. 001-35076), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 10, 2017, August 9, 2017 and November 9, 2017, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on February 10, 2017, February 16, 2017, February 23, 2017, March 2, 2017, March 9, 2017, March 13, 2017, May 1, 2017, May 16, 2017, June 29, 2017, June 30, 2017, October 13, 2017 and December 15, 2017; and

●

the description of our common stock which is contained in our Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

Information furnished by us in Current Reports on Form 8-K under Items 2.02 and 7.01 (and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) is expressly not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at:

Navidea Biopharmaceuticals, Inc.

Attention: Jed A. Latkin

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017-3552

(614) 793-7500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of us. Statements in this document which relate to other than strictly historical facts, such as statements about our plans and strategies, expectations for future revenue and operating or financial performance, capital expenditures, new and existing products and technologies, anticipated clinical and regulatory pathways, the ability to obtain, and timing of, regulatory approvals of our products, the timing and anticipated results of commercialization efforts, anticipated markets for our products, evaluation of possible investments in, or acquisitions or dispositions of, businesses, products, and technologies, our ability to maintain liquidity sufficient to fund our operations, and other events or trends are forward-looking statements within the meaning of the Act. Forward-looking statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, our continuing operating losses, uncertainty of market acceptance, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on earn-outs, royalties and grant revenue, limited product line and distribution channels, competition, and risks of development of new products.

These statements involve risks, uncertainties, and other factors that may cause our or our industry’s past results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	the commercial success of Tc 99m tilmanocept;

●	our ability to develop additional product candidates into marketable products;

●	our ability to obtain regulatory approval to manufacture or market our unapproved drug candidates and our ability to market our products;

●	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;

●	the timing and outcome of clinical trials for our product candidates;

●	our ability to successfully commercialize our product candidates;

●	our ability to obtain adequate reimbursement from third-party payers;

●	our ability to maintain sufficient legal protection against infringement or loss of our intellectual property;

●	our ability to retain and recruit key personnel;

●	developments and projections relating to our competitors or our industry;

●	our financial performance; and

●	our ability to raise sufficient capital to fund our operations and pursue our business plan.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.

The following is only a summary. We urge you to read the more detailed description of our business, financial statements, notes to the financial statements and other information incorporated herein by reference from our other filings with the SEC, including, but not limited to Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference in this prospectus. Investors should also consider the information provided under the heading “Risk Factors” on page 7 and as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Navidea Biopharmaceuticals, Inc., a Delaware corporation (NYSE: NAVB), is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. We are developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and targeted treatment.

Our Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Lymphoseek® (technetium Tc 99m tilmanocept) injection, the first product developed and commercialized by us based on the platform.

On March 3, 2017, we completed the sale to Cardinal Health 414, LLC (“Cardinal Health 414”) of our assets used, held for use, or intended to be used in operating its business of developing, manufacturing and commercializing a product used for lymphatic mapping, lymph node biopsy, and the diagnosis of metastatic spread to lymph nodes for staging of cancer, including our radioactive diagnostic agent marketed under the Lymphoseek® trademark for current approved indications by the U.S. Food and Drug Administration (“FDA”) and similar indications approved by the FDA in the future (the “Product”), in Canada, Mexico and the United States (the “Asset Sale”). Cardinal Health 414 (i) made a cash payment to the Company at closing of approximately $80.6 million after adjustments based on inventory being transferred and an advance of $3 million of guaranteed earn-out payments, (ii) assumed certain liabilities of the Company associated with the Product, and (iii) agreed to make periodic earn-out payments to the Company based on net sales derived from the purchased Product. In no event will the sum of all earn-out payments exceed $230 million over a period of ten years, of which $20.1 million are guaranteed payments of $6.7 million per year for each of the three years immediately after closing of the Asset Sale. The $3 million of such earn-out payments that were advanced by Cardinal Health 414 to the Company at the closing of the Asset Sale is to be applied to the third year of guaranteed payments.

Other than Tc 99m tilmanocept, which we have a license to distribute outside of Canada, Mexico and the United States, none of our drug product candidates have been approved for sale in any market.

Our strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing our pipeline through global partnering and commercialization efforts.

We were originally incorporated in Ohio in 1983 and reincorporated in Delaware in 1988. Our executive offices are located at 4995 Bradenton Avenue, Suite 240, Dublin, Ohio 43017. Our telephone number is (614) 793-7500. Our corporate website is www.navidea.com. This reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preferred dividends on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, additions to working capital, repayment of indebtedness and financing capital expenditures and licenses or acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our certificate of incorporation authorizes our board of directors to issue 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of December 13, 2017, 162,256,646 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding.

Common Stock

Dividends

Subject to the rights and preferences of the outstanding preferred stock, each share of common stock is entitled to receive, when and as declared by the board of directors, out of our available assets at such time, such dividends as may be declared from time to time by the board of directors. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation

If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata. Neither the merger or consolidation by us into or with any other corporation, nor the merger or consolidation of any other corporation into or with us, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all our assets, will be deemed to be a dissolution, liquidation, or winding up of our business, whether voluntary or involuntary.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. Our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at meetings of our stockholders and entitled to vote in the election of directors.

Preemptive Rights

Owners of our common stock do not have any preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Blank Check Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue “blank check” preferred stock. The board of directors may divide this stock into series and set their rights.

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to determine and alter all rights, preferences, and privileges and qualifications, limitations, and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof).

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

As of December 13, 2017, no shares of preferred stock were issued and outstanding. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer's certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

●	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

●

the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

●

if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●

the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

●

any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “depositary”) or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to any person (a “successor person”) unless:

●

We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●

default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

●

any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●

such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

●

no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable procedures of the applicable depositary;

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be traded separate and apart from our common stock. Each series of warrants will be issued under a warrant agreement, as described in the applicable prospectus supplement. We urge you to read any applicable warrant agreements, because those documents, and not these descriptions, define your rights as a holder of warrants. A copy of the form of warrant agreement reflecting the provisions of the warrants in a particular offering will be filed as an exhibit to a current report on Form 8-K, to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement will describe the terms of the warrants offered thereby and the warrant agreement relating to such warrants, including but not limited to the following:

●	the offering price or prices;

●	the aggregate amount of common stock that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date on and after which such warrants and the related securities, if any, will be transferrable separately;

●

the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or other securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”

The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

●

whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see the section entitled “Where You Can Find More Information”. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, or other securities. We may issue rights independently or together with any other offered security, which may or may not be transferable by the security holder. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we may offer will contain the specific terms of the rights. These terms may include the following:

●	the price, if any, for the rights;

●	the exercise price payable for each common stock, preferred stock, or other securities upon the exercise of the rights;

●	the number of rights issued to each security holder;

●	the number and terms of each common stock, preferred stock, or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the rights or the exercise price of the rights;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find More Information”. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  A unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, located in New York, New York.

ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS

Some features of our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. See the section entitled “Risk Factors”.

Limitations on Stockholder Actions

Our certificate of incorporation provides that stockholder action may only be taken at a meeting of the stockholders. Thus, an owner of a majority of the voting power could not take action to replace the board of directors, or any class of directors, without a meeting of the stockholders, nor could he amend the bylaws without presenting the amendment to a meeting of the stockholders. Furthermore, under the provisions of the certificate of incorporation and bylaws, only the board of directors has the power to call a special meeting of stockholders. Therefore, a stockholder, even one who owns a majority of the voting power, may neither replace sitting board of directors members nor amend the bylaws before the next annual meeting of stockholders.

Advance Notice Provisions

Our bylaws establish advance notice procedures for the nomination of candidates for election as directors by stockholders, as well as for other stockholder proposals to be considered at annual meetings. Generally, we must receive a notice of intent to nominate a director or raise any other matter at a stockholder meeting not less than 120 days before the first anniversary of the mailing of our proxy statement for the previous year’s annual meeting. The notice must contain required information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

Delaware Law

We are incorporated in Delaware, and as such are subject to Section 203 of the DGCL, which provides that a corporation may not engage in any business combination with an interested stockholder during the three years after the stockholder becomes an interested stockholder unless:

●	the corporation’s board of directors approved in advance either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85 percent of the corporation’s voting stock at the time the transaction commenced; or

●	the business combination is approved by the corporation’s board of directors and the affirmative vote of at least two-thirds of the voting stock which is not owned by the interested stockholder.

An interested stockholder is anyone who owns 15% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock at any time within the previous three years; and the affiliates and associates of any those persons. Section 203 of the DGCL makes it more difficult for an interested stockholder to implement various business combinations with our Company for a three-year period, although our stockholders may vote to exclude it from the law’s restrictions.

Classified Board

Our certificate of incorporation and bylaws divide our board of directors into three classes with staggered three year terms. There are currently four directors. Two classes are comprised of two directors each and a third class is currently vacant. At each annual meeting of stockholders, the terms of one class of directors will expire and the newly nominated directors of that class will be elected for a term of three years. The board of directors will be able to determine the total number of directors constituting the full board of directors and the number of directors in each class, but the total number of directors may not exceed nine nor may the number of directors in any class exceed six. No reduction in the total number of directors or in the number of directors in a given class will have the effect of removing a director from office or reducing the term of any then-sitting director. Stockholders may only remove directors for cause. If the board of directors increases the number of directors in a class, it will be able to fill the vacancies created for the full remaining term of a director in that class even though the term may extend beyond the next annual meeting. The directors will also be able to fill any other vacancies for the full remaining term of the director whose death, resignation or removal caused the vacancy.

A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the directors since only one class of the directors will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the directors by the requisite vote of stockholders. The purpose of classifying the board of directors is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of our Company without paying a fair premium for control to all of the owners of our common stock. This will allow the board of directors time to negotiate with such a person and to protect the interests of the other stockholders who may constitute a majority of the shares not actually owned by that person. However, it may also have the effect of deterring third parties from making takeover bids for control of our Company or may be used to hinder or delay a takeover bid.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

●	in the over-the-counter market;

●     in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, has been passed upon for us by Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611.

EXPERTS

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, before the effects of the retrospective adjustments for discontinued operations, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$12,450
FINRA filing fee	(1)
NYSE listing fee	(1)
Legal fees and expenses	(1)
Accounting fees	(1)
Printing expenses	(1)
Miscellaneous	(1)
Total (2)	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

8,000,000 Shares

Common Stock

H.C. Wainwright & Co.

June 13, 2019